EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT







    We consent to the incorporation by reference in Registration Statement Nos. 33-45150, 33-52876, 33-55909, 33-57207, 33-58165, 33-61629, 333-01839,
    333-02331, 333-12767, 333-15103, 333-29713, 333-48493, 333-57075, 333-80237,
    333-79749, 333-72497, 333-31058, 333-42294 and 333-68030 on Form S-3,
    Registration Statement No. 333-72023 on Form S-4, and Registration Statement Nos. 33-24987, 33-25290, 33-38338, 2-75287, 33-38366, 33-38365, 33-46168,
    33-51979, 33-51977, 33-52629, 33-56419, 33-56463, 333-10281, 333-10279,
    333-10277, 333-13945, 333-50123, 333-84647, 333-81725, 333-74265, 333-33258,
    333-69020, 333-75468, 333-90540, 333-103426 and 333-103935 on Form S-8 of
    Automatic Data Processing, Inc. of our reports dated July 28, 2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 2003.



    /s/ Deloitte & Touche LLP
    -------------------------
    New York, New York
    September 11, 2003

                                     23